UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2022 biote Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40128	85-1791125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 W. Walnut Hill Ln #100
Irving, Texas 75038
(Address of principal executive offices, including zip code)

(844) 604-1246

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BTMD	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	BTMDW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on May 26, 2022 (the “Closing Date”), Haymaker Acquisition Corp. III, a Delaware corporation (“HYAC”), completed the transactions contemplated by that certain Business Combination Agreement, dated as of December 13, 2021 (the “Business Combination Agreement”), by and among HYAC, Haymaker Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), BioTE Holdings, LLC, a Nevada limited liability company (“Biote” and, together with its direct and indirect subsidiaries, the “Biote Companies”), BioTE Management, LLC, a Nevada limited liability company, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the members’ representative (in such capacity, the “Members’ Representative”) of the members of Biote immediately prior to the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Members”). A description of the Business Combination and the terms of the Business Combination Agreement are included in the definitive proxy statement (File No. 001-40128) (the “Proxy Statement”) filed by HYAC with the Securities and Exchange Commission (the “SEC”) on May 5, 2022 in the section titled “Proposal No. 1—The Business Combination Proposal.” Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Proxy Statement.

At the Closing, (i) Biote transferred to the Company (as defined below) 9,161,771 Class A common units of Biote (“Biote Units”), which was equal to the number of shares of HYAC’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by HYAC’s public stockholders of 30,525,729 shares of Class A Common Stock prior to the Closing and the conversion of HYAC’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”)) into shares of Class A Common Stock and (ii) HYAC issued 58,565,824 shares of newly authorized Class V common stock, par value $0.0001 per share (“Class V Voting Stock”), which number of shares of Class V Voting Stock was equal to the number of Biote Units retained by the Members immediately following the Closing (the “Retained Biote Units”), and which shares of Class V Voting Stock were distributed to Biote’s Members, resulting in the combined company being organized in an “Up-C” structure. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

Also at Closing, (x) in exchange for the Closing Biote Units (as defined in the Proxy Statement), HYAC transferred cash in an amount equal to (i) the cash in the trust account and any cash held by HYAC outside of the trust account, less (ii) the amounts required by the redemptions of Class A common stock by the public stockholders, which was equal to $305.5 million and (y) the Biote Companies received aggregate proceeds of $125.0 million from the Debt Financing (as defined below) (the aggregate amounts described in (x) and (y) of $137.3 million, the “Closing Date Cash”) in accordance with and in the priority set forth in the Business Combination Agreement and as described further in the Proxy Statement. There was no cash consideration paid to Members at Closing.

Upon the Closing, HYAC as the registrant changed its name to “biote Corp.”

Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refers to biote Corp. and its consolidated subsidiaries, including Biote, following the Closing and references to “HYAC” refer to Haymaker Acquisition Corp. III at or prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company after giving effect to the Business Combination.

On the business day following the Closing, the Company’s public units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from The Nasdaq Stock Market LLC (“Nasdaq”).

Item 1.01.	Entry into a Material Definitive Agreement.

Tax Receivable Agreement

At Closing, the Company, Biote, the Members and the Members’ Representative entered into a tax receivable agreement (the “Tax Receivable Agreement”), which provides for, among other things, payment by the Company to the Members of 85% of the U.S. federal, state and local income tax savings realized by the Company as a result of the increases in tax basis and certain other tax benefits related to any transactions contemplated under the Business Combination Agreement and any redemption of Retained Biote Units in exchange for Class A common stock or cash (as more fully described in the Tax Receivable Agreement). These payments are an obligation of the Company and not of the Biote Companies. The Company’s only material asset following the Business Combination is its ownership interest in Biote and, accordingly, the Company will depend on distributions from Biote to make any payments required to be made by the Company under the Tax Receivable Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur. The actual increase in the Company’s allocable share of tax basis in the Biote Companies’ assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of redemptions of shares of Retained Biote Units, the market price of shares of the Class A common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the Company’s income. Any payments the Company makes under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement.

The Tax Receivable Agreement provides that, in the event that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control occur (as described in the Tax Receivable Agreement), (iii) the Company, in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by the applicable final payment date, which non-payment continues for 30 days following such final payment date or (iv) the Company materially breaches any of its material obligations under the Tax Receivable Agreement, which breach continues without cure for 30 days following receipt by the Company of written notice thereof (unless, in the case of clauses (iii) and (iv), certain liquidity exceptions apply) the Company’s obligations under the Tax Receivable Agreement will accelerate and the Company will be required to make a lump-sum cash payment to the applicable parties to the Tax Receivable Agreement equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

At the Closing, the Company, the Members, the Sponsor, the Members’ Representative and certain other parties entered into an Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, among other things, (i) that certain Registration Rights Agreement, by and between HYAC and certain security holders, dated March 1, 2021, entered into in connection with HYAC’s initial public offering, was terminated, (ii) the Company provided certain registration rights for the shares of Class A common stock held (or underlying certain securities held) by the Members, the Sponsor, and certain other parties, (iii) the Members agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of the shares of Class A common stock, Class V Voting Stock and the Biote Units held by such Members, as applicable, for six months following the Closing, and the Member Earnout Units (as defined therein) until the date such securities have been earned in accordance with the Business Combination Agreement and (iv) the Sponsor agreed not to, subject to certain exceptions, transfer, sell, assign or otherwise dispose of its (a) shares of Class A common stock (other than the Sponsor Earnout Shares, as defined therein) for six months following the Closing, (b) Sponsor Earnout Shares until the date such securities have been earned in accordance with the Business Combination Agreement and (c) warrants issued to the Sponsor pursuant to that certain Private Placement Warrants Purchase Agreement, dated March 1, 2021, by and between the Company and the Sponsor, and the underlying shares of Class A Common Stock, for 30 days following the Closing Date (such lock-up period superseding the lock-up period set forth in the Insider Letter (as defined in the Investor Rights Agreement)), in each case, as more fully described in the Investor Rights Agreement).

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Investor Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Operating Agreement of Biote

At the Closing, the Company, Biote and the Members entered into the Second Amended and Restated Operating Agreement of Biote (the “Biote A&R OA”), which, among other things, (i) provided for a recapitalization of the ownership structure of Biote, whereby following the execution of the Biote A&R OA, the ownership structure of Biote consists solely of the Biote Units, (ii) designated the Company as the sole manager of Biote, (iii) provides that on the Exchange Date (as defined in the Biote A&R OA) (unless otherwise waived by the Company, or, with respect to the Initial Shares (as defined therein), following the registration under the Securities Act of 1933, as amended (the “Securities Act”), of such shares), each Retained Biote Unit held by the Members may be redeemed in exchange, subject to certain conditions, for either one share of Class A Common Stock or, at the election of the Company in its capacity as the sole manager of Biote, the cash equivalent of the market value of one share of Class A Common Stock (the “Exchange Rights”), and (iv) otherwise amended and restated the rights and preferences of the Biote Units, in each case, as more fully described in the Biote A&R OA.

The foregoing description of the Biote A&R OA does not purport to be complete and is qualified in its entirety by the full text of the Biote A&R OA, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreements

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the caption “Employment Agreements,” which is incorporated in this Item 1.01 by reference.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (each, an “Indemnification Agreement”) with its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs if the basis of the indemnitee’s involvement in a matter was by reason of the fact that the indemnitee is or was a director, officer, employee, or agent of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity, in each case to the fullest extent permitted by the laws of the State of Delaware.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a form of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreements

Senior Secured Revolving and Term Loan A Credit Facilities

On May 26, 2022 certain direct and indirect subsidiaries of biote Corp. entered into that certain Credit Agreement, dated as of May 26, 2022 (the “Credit Agreement”; any capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement), by and among, inter alios, Biote, BioTE Medical, LLC, a Texas limited liability company (the “Borrower”), BioTe IP, LLC, a Nevada limited liability company (“BioTe IP” and, together with Biote and the Borrower, collectively, the “Loan Parties”), certain lenders party thereto from time to time (the “Lenders”), and Truist Bank, as administrative agent for the Lenders (“Administrative Agent”). The Credit Agreement provides for (i) a $50,000,000 senior secured revolving credit facility (the “Revolving Loans”) and (ii) a $125,000,000 senior secured term loan A credit facility, which was borrowed in full on the closing date (the “Term Loan” and, together with the Revolving Loans, collectively, the “Loans”, such transactions together the “Debt Financing”). The Borrower will use the proceeds of the Debt Financing to refinance and replace an existing revolving credit facility pursuant to a Credit Agreement, dated as of May 17, 2019, with Bank of America, N.A and for general corporate purposes.

Pursuant to the Credit Agreement, the Borrower may borrow under the Revolving Loans from time to time up to the total commitment of $50,000,000. Each of the Revolving Loan commitments and the Term Loan mature on May 26, 2027. Interest on borrowings under the each of the Revolving Loans and the Term Loan is based on either, at the borrower’s election, the SOFR Rate plus an applicable margin of 2.5% or 2.75% or the Base Rate plus an applicable margin of 1.5% or 1.75%, each as further described in the Credit Agreement.

The obligations under the Credit Agreement and any swap obligations and cash management obligations owing to a lender (or an affiliate of a lender) thereunder are and will be guaranteed by Biote and each of Biote’s existing and subsequently acquired or organized direct and indirect subsidiaries (other than certain immaterial subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law). The obligations under the Credit Agreement and any such swap and cash management obligations are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in all tangible and intangible assets of the Loan Parties (including capital stock), except for certain customary excluded assets.

The Borrower is permitted to make voluntary prepayments of the Term Loan at any time without payment of a premium. The Borrower is required to make mandatory prepayments of Term Loan with (a) net cash proceeds from certain non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (b) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions), and (c) net cash proceeds from issuances of debt (other than certain permitted debt). The Term Loan will amortize in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the Term Loan.

The Loans are subject to, among other provisions, customary covenants regarding indebtedness, liens, negative pledges, restricted payments, certain prepayments of indebtedness, investments, fundamental changes, disposition of assets, sale and lease-back transactions, transactions with affiliates, amendments of or waivers with respect to restricted debt and permitted activities of Biote. In addition, the Loans are subject to (i) a maximum total net leverage ratio and (ii) a minimum fixed charge coverage ratio. The Loan Parties must maintain a total net leverage ratio of less than or equal to (i) 4.25:1.00, with respect to the fiscal quarter ending September 30, 2022 through and including the fiscal quarter ending March 31, 2023, (ii) 4.00:1.00, with respect to the fiscal quarter ending June 30, 2023 through and including March 31, 2024, and (iii) 3.75:.1.00 thereafter. Beginning with the third fiscal quarter of 2022, the Loan Parties must not permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.25:1.00. Both financial covenants are tested quarterly.

The Loans are also subject to customary events of default. Events of default under the Credit Agreement include (subject to grace periods in certain instances): (i) the failure by any Loan Party to timely make payments due under the Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iii) failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (iv) certain defaults under a specified amount of other indebtedness of Biote or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to Biote or any of its subsidiaries; (vi) certain undischarged, non-appealable judgments above a specified threshold against Biote or any of its subsidiaries; (vii) certain ERISA-related events reasonably expected to result in liability above a specified threshold to Biote and its subsidiaries taken as a whole; (viii) any loan documents or a material part of the liens under the loan documents ceasing to be, or being asserted by Biote or its subsidiaries not to be, in full force and effect; (ix) any loan party or subsidiary denying that it has further obligations under any Loan Document; (x) any obligations under the loan documents ceasing to constitute senior indebtedness; and (x) the occurrence of a change of control. If an event of default has occurred and is continues beyond any applicable cure period, Administrative Agent may (i) accelerate all outstanding obligations under the Credit Agreement or (ii) terminate the commitments, amongst other remedies. Additionally, the Borrower may not borrow under the Loans while an event of default is continuing.

The description above is a summary and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated herein contain forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies, or expectations for the Company’s business. These forward-looking statements include, but are not limited to, statements regarding the Company’s or its management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	the liquidity and trading of the Company’s securities;

•	expansion plans and opportunities;

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” or similar expressions; and

other factors detailed under the section titled “Risk Factors” beginning on page 60 of HYAC’s Definitive Proxy Statement on Schedule 14A, filed with the United States Securities and Exchange Commission (the “SEC”) on May 5, 2022 (the “Proxy Statement”), which are incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to a claim under the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted following the Business Combination;

•	the risk that the Business Combination disrupts our current plans and operations;

•	the inability to maintain the listing of our securities on Nasdaq;

•

the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the effect of becoming publicly listed on the Company, and the inability of the Company’s business to grow and manage growth profitably;

•	the unpredictability of the effects of the COVID-19 pandemic;

•	changes in applicable laws or regulations;

•	the inability to profitably expand in existing markets and into new markets;

•	costs related to the Business Combination;

•	the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;

•	future exchange and interest rates; and

•

other risks and uncertainties indicated in the Proxy Statement, including those under the section titled “Risk Factors,” beginning on page 60 thereof, and other filings that the Company has made or will make with the SEC.

Business

Information about the business of the Company is described in the Proxy Statement in the section titled “Information About Biote” beginning on page 241 thereof, which is incorporated herein by reference. The business of HYAC prior to the Business Combination is described in the Proxy Statement in the section titled “Information About the Company” beginning on page 216 thereof, which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business and operations and the Business Combination are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 60 thereof, which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the consolidated financial statements of BioTE Holdings, LLC and its subsidiaries, which is incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “Summary Historical Financial Information of the Company” on page 56 thereof, relating to the financial statements of HYAC as of December 31, 2020 and for the period from July 6, 2020 (inception) through December 31, 2020, and as of and for the year ended December 31, 2021, “Summary Historical Financial Information of Biote,” on page 57 thereof, relating to the financial statements of Biote as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021, “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 128 thereof, relating to the combined pro forma financial information as of and for the year ended December 31, 2021, and “Comparative Share Information” beginning on page 139 thereof, relating to the historical comparative per share information of HYAC and Biote and the pro forma comparative share information, in each case for the year ended December 31, 2021, which are incorporated herein by reference.

Quarterly Results of Operations

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Biote and HYAC, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement in the sections titled “Biote Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 270 thereof for the years ended December 31, 2021, 2020 and 2019 and “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 231 thereof for the years ended December 31, 2021 and 2020, which are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning (i) the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Biote for the three months ended March 31, 2022 and 2021 and (ii) the Management’s Discussion and Analysis of Financial Condition and Results of Operations of HYAC for the three months ended March 31, 2022 and 2021, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

As a smaller reporting company, the Company is not required to provide this disclosure pursuant to Item 305(e) of regulation S-K.

Properties

The properties of the Company are described in the Proxy Statement in the sections titled “Information About Biote—Facilities” on page 257 thereof, which is incorporated herein by reference.

Beneficial Ownership of Securities

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s Class A Common Stock and Class V Voting Stock (collectively, the “Common Stock”) as of the Closing, after giving effect to the Closing (including the redemption of the Class A Common Stock (the “Redemption Shares”) and the conversion of the Class B Common Stock), by:

•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership for the purposes of the following table is determined according to the rules and regulations of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options, warrants and exchange rights that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person in the table below, all shares subject to options, warrants and exchange rights units held by such person were deemed outstanding if such securities are currently exercisable or exercisable within 60 days of the Closing Date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. The following table also includes Retained Units (and Earnout Units) that may be exchanged for shares of Class A Common Stock pursuant to the exercise of Exchange Rights, whether or not such Exchange Rights are or may be exercisable within 60 days.

The beneficial ownership of Common Stock is based on 67,727,595 shares of common stock, consisting of 9,161,771 shares of Class A Common Stock, 0 shares of Class B Common Stock and 58,565,824 shares of Class V Voting Stock issued and outstanding as of the Closing Date.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Executive Officers:
Steven J. Heyer(2)	13,504,166	18.4%
Andrew R. Heyer(2)	13,504,166	18.4%
Dana Jacoby	—	—
Marc D. Beer	3,832,476	5.7%
Mark Cone	—	—
Teresa S. Weber	3,832,476	5.7%
Robbin Gibbins	—	—
Joe Butler	—	—
Richard K. Key	—	—
Cary Paulette	—	—
Ed Orlandi	—	—
Mary Elizabeth Conlon	—	—
Jennifer Schimmel	—	—
Jade Beutler	—	—
All directors and executive officers as a group (14 individuals)	21,169,118	28.9%
Five Percent Holders:
Haymaker Sponsor III LLC(2)	13,504,166	18.4%
Dr. Gary Donovitz(3)	23,343,672	34.5%
Donovitz Family Irrevocable Trust(4)	23,343,672	34.5%

1)	Unless otherwise stated, the business address of each of these entities or individuals is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States.
2)

Consists of: (i) 7,937,500 shares of Class A Common Stock and (ii) 5,566,666 shares of Class A Common Stock underlying the private placement warrants. Haymaker Sponsor III LLC (the “Sponsor”) is the record holder of the shares reported herein. Steven J. Heyer and Andrew R. Heyer are the managing members of the Sponsor and have voting and investment discretion with respect to the securities held of record by the Sponsor and may be deemed to have shared beneficial ownership of the securities held directly by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of the Sponsor is 501 Madison Ave., Floor 5, New York, NY 10022.

3)

Consists of: (i) 848,726 shares held by BioTE Management, LLC, of which Dr. Donovitz is the sole member; and (ii) 22,494,946 shares held by the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust), of which Gary S. Donovitz is the trustee. Dr. Donovitz exercises sole voting and dispositive power over the shares held by the trust. The business address of BioTE Management, LLC is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States. The business address of the Gary S. Donovitz 2012 Irrevocable Trust (formerly Marci M. Donovitz Trust) is 1875 W Walnut Hill Ln #100, Irving, TX 75038, United States.

4)

Consists of 23,343,672 shares held by the Donovitz Family Irrevocable Trust, of which Marci Donovitz is the trustee. The address of the Donovitz Family Irrevocable Trust is Synergy Wealth Partners, 600 N Shepherd Drive, Suite 200, Houston, TX 77007.

Management and Board of Directors

The following persons are the directors and executive officers of the Company immediately following the Closing:

Name	Age	Position(s)
Marc D. Beer	57	Class III Director
Dana Jacoby	47	Class I Director
Mark Cone	59	Class II Director

Steven J. Heyer	69	Class II Director
Andrew R. Heyer	64	Class I Director
Teresa S. Weber	69	Chief Executive Officer, Class III Director
Robbin Gibbins	58	Chief Financial Officer
Joe Butler	60	Chief Information Officer
Richard K. Key	52	Chief Digital Officer
Cary Paulette	60	Chief Revenue Officer
Ed Orlandi	62	Senior Director, Supply Chain & Facility
Mary Elizabeth Conlon	42	Vice President, Business Development & General Counsel
Jennifer Schimmel	49	Director, Human Resources & Talent
Jade Beutler	59	Head of Nutraceuticals

Executive Officers

The following is a brief biography of each of Biote’s executive officers and key employees.

Teresa S. Weber, Chief Executive Officer, Director. Ms. Teresa S. Weber has served as the Chief Executive Officer of Biote since March 2019 and on its Board of Managers since June 2018. Prior to joining Biote, Ms. Weber served as the Chief Executive Officer of Amen Clinics, Inc., an outpatient healthcare clinic company, from January 2015 to March 2019. Ms. Weber has also been a partner and consultant at Mattioli Weber Consulting, a marketing, service and retain consulting firm, since June 2013. She holds an M.S. in Management from Purdue University and a B.S. in Economics from New College Florida. Ms. Weber is qualified to serve as a director due to her significant leadership experience.

Robbin Gibbins, Chief Financial Officer. Mr. Robbin Gibbins has served as the Chief Financial Officer of Biote since May 2019. Prior to joining Biote, Mr. Gibbins served as the Chief Financial Officer of American Achievement Corporation, a manufacturer and distributor of commemorative jewelry and recognition products, from January 2017 to April 2019 and as the Chief Financial Officer of Allgoods, LLC, an apparel manufacturer and supplier, from January 2013 to May 2016. Mr. Gibbins holds a B.S. in Accounting from the University of Nebraska-Lincoln.

Joe Butler, Chief Information Officer. Mr. Joe Butler has served as the Chief Information Officer of Biote since March 2019. Prior to joining Biote, Mr. Butler served in various roles at DHL International GmbH from 2004 to 2019, most recently as Global Head of Integration Services for DHL Supply Chain from April 2013 to January 2016 and as the Vice President, Head of Global Infrastructure Programs from February 2016 to June 2019. Mr. Butler holds an M.B.A. in Technology Management from the University of Phoenix and a B.A. in Liberal Arts from Arizona State University.

Richard K. Key, Chief Digital Officer. Mr. Richard K. Key has served as the Chief Digital Officer of Biote since January 2021. Prior to joining Biote, Mr. Key served as the Vice President, Digital Marketing for Mr. Cooper Group Inc. from 2018 to 2021, where he led digital marketing strategy for the third largest home loan servicer in the United States. Prior to that, Mr. Key served as AVP, Digital & Marketing Strategy for General Motors Company from 2016 to 2018, where he led digital and marketing strategy for General Motors Financial. Mr. Key also served as a Digital Consultant for Tandem Labs from 2013 to 2021. Mr. Key holds a B.A. in Business and Marketing from the University of Texas at Arlington.

Cary Paulette, Vice President, Sales. Mr. Cary Paulette has served as the Vice President of Sales of Biote since July 2019. Prior to joining Biote, Mr. Paulette served as the Executive Vice President, Sales, Marketing & Sales Operations of ThermiHealth, LLC, from August 2017 to August 2019 and as the Senior Vice President, Sales of Ellman International from October 2013 to August 2017. Mr. Paulette holds a B.A. in Marketing from Baylor University.

Ed Orlandi, Senior Director, Supply Chain & Facility. Mr. Ed Orlandi has served as the Senior Director, Supply Chain & Facility Management of Biote since January 2021. Mr. Orlandi also currently serves as the President of Turning Point Solutions, LLC and has served in that capacity since March 2020. Prior to joining Biote, Mr. Orlandi served as the Senior Director of Operations of ThermiHealth, LLC from August 2017 to March 2020 and as the Director, Supply Chain of Galderma Laboratories, L.P., a Nestle Skin Health Company, from December 2016 to

August 2017. Mr. Orlandi graduated from the Massachusetts Institute of Technology in 2018 with a MicroMasters in Supply Chain Management and also holds a variety of other degrees, including an M.S. in Engineering Management/Operations Research from Southern Methodist University, an M.B.A in Finance & Operations from the University of Texas and a B.S. in Aerospace Engineering from Texas A&M University.

Mary Elizabeth Conlon, Vice President, Business Development & General Counsel. Ms. Mary Elizabeth Conlon has served as the Vice President, Business Development and General Counsel of Biote since June 2021. Prior to joining Biote, Ms. Conlon founded The Conlon Law Firm, P.C., where she practiced law from January 2012 to June 2021. Prior to that, Ms. Conlon was named partner at Travis, Calhoun & Conlon, P.C., where she practiced law from September 2004. Ms. Conlon holds a J.D. from Baylor Law School and a B.A. in Communications from Baylor University.

Jennifer Schimmel, Director, Human Resources & Talent. Ms. Schimmel has served as the Director, Human Resources & Talent of Biote since June 2019. Prior to joining Biote, Ms. Schimmel served as the Director of Human Resources of DeliverCareRx Pharmacy, LLC from April 2017 to June 2019 and served as the Director, Human Resources & Organizational Effectiveness, of Cogensia, a CAC Group Company, from July 2013 to September 2016. Ms. Schimmel graduated from Roosevelt University with a B.S. in Business Administration.

Jade Beutler, Head of Nutraceuticals. Mr. Beutler has served as the Head of Nutraceuticals since May 2022. Prior to joining Biote, Mr. Beutler served as the founder and principle of Pure Performance from December 2019 to May 2022, the chief executive officer and co-founder of Emerald Health Bioceuticals from March 2017 to February 2020, the co-founder and principle of SOTRU Fermented Superfoods from February 2015 to January 2017 and the chief operating officer of Amen Clinics from December 2013 to January 2015. Mr. Beutler graduated from California College for Health Sciences with a Bachelors Degree in Respiratory Therapy..

Non-Employee Directors

Information with respect to the Company’s directors immediately following the Closing is set forth in the Proxy Statement in the section titled “Management After the Business Combination—Non-Employee Directors” beginning on page 286 thereof, which is incorporated herein by reference.

Director Independence

Nasdaq rules will require that a majority of our Board be independent upon consummation of the business combination. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. In connection with this offering, the Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that Messrs. Mark Cone, Steven Heyer, Andrew Heyer and Ms. Dana Jacoby are “independent directors” as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of Nasdaq. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Classified Board of Directors

Information with respect to the classification of the Board is set forth in the Proxy Statement in the section titled “Management After the Business Combination—Classified Board of Directors” on page 287 thereof, which is incorporated herein by reference.

Family Relationships

Information with respect to family relationships of our directors and executive is set forth in the Proxy Statement in the section titled “Management After the Business Combination—Family Relationships” on page 287 thereof, which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the Company’s directors and executive officers immediately following the Closing is set forth in the Proxy Statement in the section titled “Management After the Business Combination—Committees of the Board of Directors” beginning on page 288 thereof, which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Biote prior to the consummation of the Business Combination and for Biote’s fiscal year ended December 31, 2021 is set forth in the Proxy Statement in the section titled “Executive Compensation” beginning on page 291 thereof, which is incorporated herein by reference.

Employment Agreements

A description of the employment agreements with the Company’s executive officers is set forth in the Proxy Statement in the section titled “Executive Compensation—Employment Agreements” beginning on page 292 thereof, which is incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of HYAC and Biote are described in the Proxy Statement in the section titled “Certain Relationships and Related Transactions” beginning on page 320 thereof, which is incorporated herein by reference.

Additionally, the Company has entered into a Founder Advisory Agreement and Independent Contractor Agreement.

Founder Advisory Agreement

On May 18, 2022, Biote Medical and Gary S. Donovitz, MD, the founder of BioTE Medical (the “Founder Advisor”), entered into a Founder Advisory Agreement, effective as of, and contingent upon, the Closing (the “Founder Advisory Agreement”). Pursuant to the Founder Advisory Agreement, the Founder Advisor will transition from an officer and manager of Biote Medical into the role of Founder Advisor and Senior Advisor (as defined in the Founder Advisory Agreement) as of the Closing. Pursuant to the Founder Advisory Agreement, Founder Advisor will provide strategic advisory services to Biote Medical for a period of four years, unless terminated earlier pursuant to the terms of the Founder Advisory Agreement, and will receive an annual fee equal to $300,000 per year, continued coverage under Biote Medical’s employee benefits and reimbursement for reasonable business expenses.

Independent Contractor Agreement

On May 18, 2022, Biote Medical entered into an Independent Contractor Agreement with Lani D. Consulting, a company affiliated with Lani Hammonds Donovitz, the wife of Gary S. Donovitz, MD, Biote’s founder and one of our five percent or greater shareholders (the “New Independent Contractor Agreement”). Immediately upon the Closing, the New Independent Contractor Agreement will replace the Independent Contractor Agreement, dated as of May 3, 2021, between Lani D. Consulting and Biote Medical. Pursuant to the New Independent Contractor Agreement, Lani D. Consulting will provide certain services to Biote Medical for a period of four years, unless terminated earlier pursuant to the terms of the New Independent Contractor Agreement, and will receive an annual fee equal to $250,000 per year and reimbursement for reasonable business expenses.

Policies and Procedures for Related Person Transactions

Information with respect to the policies and procedures for related person transactions is set forth in the Proxy Statement in the section titled “Certain Relationships and Related Transactions—Related Party Policy” on page 321 thereof, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of Biote and HYAC is set forth in the Proxy Statement in the sections titled “Information About Biote—Legal Proceedings” beginning on page 269 thereof and “Information about the Company—Legal Proceedings” on page 230 thereof, respectively, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

As of the Closing Date, there were approximately 10 holders of record of the Class A Common Stock, excluding beneficial owners holding shares through nominee holders of record, zero holders of record of the Class B Common Stock, and nine holders of record of the Class V Voting Stock.

The Class A Common Stock and warrants to purchase Class A Common Stock (“Warrants”) began trading on Nasdaq under the symbols “BTMD” and “BTMDW,” respectively, on May 27, 2022. In connection with the Closing, each of HYAC’s publicly traded units automatically separated into their component securities upon the Closing and, as a result, no longer trade as a separate security and were delisted from Nasdaq.

The Company has not paid any cash dividends on the Common Stock to date and does not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenue and earnings, if any, capital requirements, liabilities and related reserves, and general financial condition. The payment of any cash dividends will be within the discretion of the Board from time to time and subject to applicable Delaware law. It is the present intention of the Company’s Board to retain all earnings, if any, for use in business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, the Company’s ability to declare dividends is currently limited by restrictive covenants in connection with certain credit facilities.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth in Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Proxy Statement in the section titled “Description of Securities” beginning on page 298 thereof, which is incorporated herein by reference.

Immediately following the Closing, there were 9,161,771 shares of Class A Common Stock, held of record by approximately 10 holders, 58,565,824 shares of Class V Voting Stock issued and outstanding, held of record by nine holders, and 13,504,166 warrants to purchase shares of Class A Common Stock outstanding held of record by two holders, in each case excluding beneficial owners holding shares through nominee holders of record.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Indemnification Agreements,” which is incorporated herein by reference. Reference is further made to the disclosure set forth in the Proxy Statement in the section titled “Certain Relationships and Related Transactions—Biote Related Party Transactions—Director and Officer Indemnification” on page 323, which is incorporated herein by reference.

The Charter (as defined below) and the Amended and Restated Bylaws (as defined below) provide that the officers and directors of the Company will be indemnified by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as it now exists or may in the future be amended, for any threatened, pending or completed action, suit or proceeding relating to any such officer’s or director’s service to the Company. The Charter and the Amended and Restated Bylaws also require the Company to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under General Corporation Law of the State of Delaware. In addition, the Charter provides that directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, unless such directors violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Additionally, pursuant to the Business Combination Agreement, the Company is required to maintain all such indemnification provisions in the Charter and the Amended and Restated Bylaws until at least the sixth anniversary of the Closing Date, including in the event of any change in control of the Company.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03	Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth Item 1.01 above under the heading “Credit Agreements” is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Transaction Consideration

Reference is made to the disclosure set forth in the “Introductory Note” to this Current Report on Form 8-K, which is incorporated herein by reference.

The shares of Class A Common Stock and Class V Voting Stock issued in connection with Business Combination were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the Closing, (i) Biote transferred to the Company (as defined below) 9,161,771 Biote Units, which was equal to the number of shares of HYAC’s Class A Common Stock, issued and outstanding as of immediately prior to the Closing (after giving effect to redemptions by HYAC’s public stockholders prior to the Closing and the conversion of HYAC’s Class B Common Stock), (ii) HYAC contributed the Cash Consideration (as defined below) to Biote in accordance with the Business Combination Agreement, which was distributed to the Members, and (iii) HYAC issued 58,565,824 shares of newly authorized Class V Voting Stock, which number of shares of Class V Voting Stock was equal to the number of Retained Biote Units, and which shares of Class V Voting Stock were distributed to Biote’s Members, resulting in the combined company being organized in an “Up-C” structure. The Company changed its name to “biote Corp.,” and the Company adopted the Charter, and the Amended and Restated Bylaws, each as further described below.

The Class A Common Stock and Warrants are listed for trading on Nasdaq under the symbols “BTMD” and “BTMDW,” respectively. Upon consummation of the Business Combination, the CUSIP numbers relating to the Class A Common Stock and warrants changed to 090683 103 and 090683 111, respectively.

Second Amended and Restated Articles of Incorporation

On the Closing Date, HYAC’s amended and restated certificate of incorporation, dated March 1, 2021, was replaced by the Charter, to, among other things:

•

increase the total number of authorized shares of all classes of capital stock, par value $0.0001 per share, from 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, to 718,000,000 shares, which would consist of 708,000,000 shares of common stock, including 600,000,000 shares of Class A common stock, 8,000,000 shares of Class B common stock, 100,000,000 shares of Class V voting stock and 10,000,000 shares of preferred stock;

•

provide that the Company opts out of Section 203 of the General Corporation Law of the State of Delaware, which prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with certain “interested stockholders” and their affiliates, and instead provide that the Company shall not engage in any business combination (as such term is defined in the Charter), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless: (i) our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; (ii) after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or (iii) on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder;

•

remove requirements that limit the Company’s ability to redeem shares of Class A common stock and consummate an initial business combination if the amount of such redemptions would cause the Company to have less than $5,000,001 in net tangible assets; and

•	provide for certain additional amendments, including, among other things, to change the name of the Company to “biote Corp.” from “Haymaker Acquisition Corp. III.”

This summary is qualified in its entirety by reference to the text of the Charter, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On the Closing Date, HYAC’s bylaws were amended and restated to establish a structure containing Class A Common Stock, which will carry such economic and voting rights as set forth in the Charter and Amended and Restated Bylaws, and Class V Voting Stock, which will carry only such voting rights as set forth in the Charter and Amended and Restated Bylaws (as more fully described in the Charter and Amended and Restated Bylaws). This summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On May 26, 2022, the Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. Deloitte served as the independent registered public accounting firm of Biote prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), HYAC’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by Deloitte as the Company’s independent registered public accounting firm.

Marcum’s report on HYAC’s balance sheets as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2021 and for the period from July 6, 2020 (inception) to December 31, 2020, and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about HYAC’s ability to continue as a going concern.

During the year ended December 31, 2021 and the period from July 6, 2020 (inception) to December 31, 2020 and the subsequent interim period through March 31, 2022, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

During the year ended December 31, 2021 and the period from July 6, 2020 (inception) to December 31, 2020, and the interim period through March 31, 2022, the Company did not consult Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

Item 5.01	Changes in Control of the Registrant.

Reference is made to the disclosure in the Proxy Statement in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 150 thereof, which is incorporated herein by reference. Further reference is made to the information set forth above under “Introductory Note” and Items 1.01 and 2.01 of this Current Report on Form 8-K, including under the caption “Form 10 Information,” which are incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 9,161,771 shares of our Class A Common Stock outstanding and 58,565,824 shares of our Class V Voting Stock outstanding. As of such time, our executive officers and directors and their affiliated entities held 28.9% of our outstanding shares of Class A Common Stock and Class V Voting Stock on a combined basis.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the Closing, and in accordance with the terms of the Business Combination Agreement, (i) each executive officer of HYAC ceased serving in such capacities, (ii) each member of the board of directors of HYAC ceased serving in such capacity, (iii) Teresa Weber, Andrew Heyer, Steven Heyer, Dana Jacoby, Mark Cone, M.D. and Marc Beer were appointed as directors of the Company, and (iv) Marc Beer was appointed Executive Chairman of the Board.

biote Corp. 2022 Equity Incentive Plan

As previously disclosed, at HYAC’s special meeting of stockholders on May 24, 2022, HYAC’s stockholders approved the biote Corp. 2022 Equity Incentive Plan (the “Incentive Plan”). The description of the Incentive Plan is set forth in the Proxy Statement in the section titled “Proposal No. 6—The Incentive Plan Proposal” beginning on page 204 thereof, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is attached as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

biote Corp. 2022 Employee Stock Purchase Plan

As previously disclosed, at HYAC’s special meeting of stockholders on May 24, 2022, HYAC’s stockholders approved the biote Corp. 2022 Employee Stock Purchase Plan (the “ESPP Plan”). The description of the Incentive Plan is set forth in the Proxy Statement in the section titled “Proposal No. 7—The ESPP Proposal” beginning on page 210 thereof, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is attached as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreements

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8-K under the captions “Employment Agreements,” which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Reference is made to the disclosure set forth in Item 3.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of the Closing, the Board adopted a new Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of the Company, which is available on the Company’s website at www.biote.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of a business combination set forth in the amended and restated certificate of incorporation of HYAC, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 150, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Reference is made to (i) the consolidated financial statements of BioTE Holdings, LLC and its subsidiaries and the related notes thereto as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019, which are included in the Proxy Statement on pages F-31 through F-55, which are incorporated herein by reference, (ii) the financial statements of Haymaker Acquisition Corp. III and the related notes thereto as of and for the years ended December 31, 2021 and December 31, 2020, and for the period from July 6, 2020 (inception) through December 31, 2020, included in the Proxy Statement on pages F-2 through F-30, which are incorporated herein by reference, (iii) the unaudited condensed consolidated financial statements of BioTE Holdings, LLC and subsidiaries for the three months ended March 31, 2021 and 2022, which are included herewith as Exhibit 99.1 and incorporated herein by reference, (iv) the unaudited condensed consolidated financial statements of Haymaker Acquisition Corp. III as of and for the three months ended March 31, 2021 and 2022, which are included herewith as Exhibit 99.2 and incorporated herein by reference, (v) the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Biote for the three months ended March 31, 2021 and 2022, which is included herewith as Exhibit 99.3 and incorporated herein by reference and (vi) the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Haymaker Acquisition Corp. III for the three months ended March 31, 2021 and 2022, which is included herewith as Exhibit 99.4 and incorporated herein by reference.

(b)	Pro forma financial information.

Reference is made to the unaudited pro forma condensed consolidated financial information of the Company as of and for the three months ended March 31, 2022 and the year ended December 31, 2021, which is included herewith as Exhibit 99.5 and incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of December 13, 2021, by and among the Company, Haymaker Sponsor III LLC, Dr. Gary Donovitz, in his individual capacity, and Teresa S. Weber, in her capacity as the Members’ Representative (incorporated by reference to Exhibit 2.1 of Haymaker Acquisition Corp. III’s Current Report on Form 8-K (File No. 001-40128) filed with the SEC on December 14, 2021).

3.1*	Second Amended and Restated Certificate of Incorporation of biote Corp.

3.2*	Amended and Restated Bylaws of biote Corp.

4.1*	Form of Warrant Certificate.

4.2	Warrant Agreement, dated March 1, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-40128) filed with the SEC on March 5, 2021).

10.1*	Tax Receivable Agreement, dated as of May 26, 2022, by and among the Company, BioTE Holdings, LLC and the persons named therein.

10.2*	Investor Rights Agreement, dated as of May 26, 2022, by and among the Company, the Members, the Members’ Representative, Haymaker Sponsor III LLC and certain other parties thereto.

10.3*	Second Amended and Restated Operating Agreement of BioTE Holdings, LLC.

10.4*	Form of Indemnification Agreement.

10.5*+	Services Agreement, dated May 26, 2022, by and between BioTE Medical, LLC and Teresa S. Weber.

10.6*+	Executive Employment Agreement, dated May 26, 2022, by and between BioTE Medical, LLC and Cary Paulette.

10.7	Form of biote Corp. 2022 Equity Incentive Plan (incorporated by reference to Annex E of Haymaker Acquisition Corp. III’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on May 5, 2022).

10.8	Form of biote Corp. 2022 Employee Stock Purchase Plan (incorporated by reference to Annex F of Haymaker Acquisition Corp. III’s Definitive Proxy Statement (File No. 001-39550) filed with the SEC on May 5, 2022).

10.9*+	Credit Agreement, dated as of May 26, 2022, by and among BioTE Medical, LLC, BioTE Holdings, LLC, the guarantors identified therein, the lenders party thereto from time to time, Truist Bank, as Administrative Agent, Swingline Lender and Issuing Bank, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, Truist Securities, Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners

16.1*	Letter from Marcum LLP to the SEC, dated June 2, 2022.

21.1*	List of Subsidiaries.

99.1*	Unaudited Condensed Consolidated financial statements of BioTE Holdings, LLC and its subsidiaries and the related notes thereto as of and for the three months ended March 31, 2021 and 2022.

99.2*	Unaudited Condensed Consolidated financial statements of Haymaker Acquisition Corp. III for the three months ended March 31, 2021 and 2022

99.3*	Management’s Discussion and Analysis of BioTE Holdings, LLC as of and for the three months ended March 31, 2021 and 2022.

99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Haymaker Acquisition Corp. III for the three months ended March 31, 2021 and 2022

99.5*	Unaudited pro forma condensed consolidated financial information of the Company as of and for the three months ended March 31, 2022 and for the year ended December 31, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†	Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item (601)(b)(2).
+	Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item (601)(b)(10).
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2022

biote Corp.

By:	/s/ Teresa Weber
Name:	Teresa Weber
Title:	Chief Executive Officer